                                                                      Exhibit G

FOR IMMEDIATE RELEASE

CONTACT: George Hager
         Chief Financial Officer
         610-444-6350


         Genesis Health Ventures to Separate into Two Public Companies

KENNETT SQUARE, PA-(February 12, 2003)-Genesis Health Ventures, Inc. (NASDAQ:
GHVI) today announced that its Board of Directors approved a plan to spinoff its eldercare business in what is expected to be a tax-free transaction to shareholders. The transaction is expected to be completed by the end of the calendar year.

Under this plan, Genesis Health Ventures, the remaining company, would retain its Neighborcare pharmacy operations and is expected to operate under the Neighborcare brand. The newly independent eldercare company would include the Genesis Eldercare skilled nursing centers, Genesis Rehabilitation Services, and several ancillary businesses. Each entity represents approximately one-half of Genesis' current $2.6 billion in annual revenues.

"The Board of Directors has determined that the brightest future for Genesis Health Ventures and all of its stakeholders is to create two separate companies which will better align management incentives with operating performance," said Robert H. Fish, Chairman and Chief Executive Officer. "As a separate company, Neighborcare will be better positioned for growth through investments and acquisitions, and for marketing its services more effectively without a corporate affiliation to Genesis Eldercare, its largest long-term care customer. The eldercare business, operating as a separate company, will be able to enhance value by improving operating efficiencies, divesting non-core assets and investing selectively to improve revenue quality. In addition, each company will be exposed only to the operating risks inherent in its own business operations."

Each company will have its own board of directors and senior management team. Neighborcare will continue to be led by Robert H. Fish. Fish joined Genesis in May of 2002 as the Company's interim Chief Executive Officer and was named permanent Chainnail and CEO in January 2003. George V. Hager, Jr., currently Executive Vice President and Chief Financial Officer of Genesis, will lead the independent eldercare company as its CEO. Hager joined Genesis in 1992 as Vice President and CFO and has over 20 years experience in the liealthcare industry.

Neighborcare, the country's third largest institutional pharmacy, will remain headquartered in Baltimore, MD. Neighborcare currently serves 250,000 long-term care beds in 33 states through 60 specialized pharmacies and employs 6,000 people. The eldercare entity will be headquartered in Kennett Square, PA. Genesis Eldercare currently operates 246 skilled nursing and assisted living facilities in 14 states, employs 37,400 people and is the largest long-temi care provider in the states of Delaware, Maryland, New Jersey and West Virginia.


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
Neighborcare will continue to provide pharmacy-related services to the independent eldercare company under long-term contracts. Pro-forma revenue and EBITDA from continuing operations before corporate overhead and certain adjustments for the first fiscal quarter ended December 31, 2002 is provided below by entity:


                                                                                                 NeighborCare    Eldercare    Total
(in millions)                                                                                    ------------    ---------    -----
Revenue                                                                                             $317.2        $352.3     $669.5
Earnings before interest, taxes, depreciation & amortization, before overhead and certain
  adjustments (1)                                                                                     29.6          39.2       68.8


(1) See attached summary and reconciliation

Negative corporate and administrative expense synergies are not anticipated to be material as a result of the spin-off, due to substantial existing corporate infrastructure of the two companies, Any negative expenses resulting from the spin-off are expected to be offset by future savings.

Genesis' total consolidated debt as of December 31, 2002 was $646 million. Cash and equivalents, excluding restricted investments, totaled $94 inillion as of the same date. By the close of the transaction, total debt, net of cash on hand, is expected to be significantly reduced from current levels by free cash flow generated from operations and cash proceeds of approximately $50 million generated from the previously completed sale of its Illinois facilities and the potential sale of its Florida facilities. A greater share of Genesis' long-term debt, which is expected to be substantially refinanced, will be allocated to the independent eldercare company, a more capital-intensive business. This structure will provide additional debt capacity to support growth opportunities in NeighborCare.

Genesis expects to submit a private letter ruling request regarding the tax-free nature of the distribution of shares of the independent eldercare company to the Internal Revenue Service during the first calendar quarter of 2003. Genesis also expects to file with the Securities and Exchange Commission a registration statement relating to the independent eldercare company's securities during the second calendar quarter of 2003.

Conference Call
Genesis Health Ventures will host a conference call and webcast at 10:30 a.m. EST on February 13th to discuss details surrounding the spin-off.

Investors can access the conference call by phone at (800) 553-0349 or live via webcast through the Genesis web site at http://www.ghv.coin. A replay of the call will also be posted at httn://www.div.com for one month.


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
About Genesis Health Ventures
Genesis Health Ventures (NASDAQ: GHVl) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis Eldercare skilled nursing and assisted living facilities. Other Genesis healthcare services include rehabilitation and respiratory therapy, group purchasing, and diagnostics.

Visit our website at http://wwv.ghv.com

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Such forward looking statements include, without limitation, statements regarding the consummation of the proposed spin-off, the effect on future earnings, cash flow or other operating results, the expected timing of the spin-off and the tax treatment of the proposed spin-off. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, delays and other difficulties related to the spin-off, changes in the reimbursement rates or methods of payment fiom Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; an economic downturn or changes in the laws affecting our business in those markets in which we operate; that there can be no assurance that the exit from Florida will be consummated; and that there can be no assurance that any spin-off transaction will be completed and if completed will increase shareholder value.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                     # # #


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
                         Genesis Health Ventures, Inc.
                              Pro Forma Financial
                           Summary and Reconciliation
                      Three Months Ended December 31,2002
                                  (Unaudited)

The foregoing unaudited pro forma financial summary and reconciliation is for informational purposes only. This information was not prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, and does not purport to represent what Neighborcare's or Eldercare's results of operations would actually have been for the three months ended December 31, 2002 had the proposed transaction occurred at the beginning of this period.

Pro forma revenues and EBiTDA of Neighborcare and Eldercare were derived by allocating the revenues and EBITDA of Genesis Rehabilitation Services and other ancillary service businesses to our existing Inpatient Services Segment, and by allocating the revenues and EBITDA of Tidewater Group Purchasing to our existing Pharmacy Services Segment.


($ in millions)                                                                                  NeighborCare    ElderCare    Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenue                                                                                             $317.2        $352.3     $669.5
EBiTDA (1) before corporate overhead and certain adjustments                                          29.6          39.2       68.8
Corporate overhead expense                                                                                                    (17.1)
-----------------------------------------------------------------------------------------------------------------------------------
EBITDA before certain adjustments                                                                                              51.7
Certain adjustments:
 Strategic planning, severance and other related costs                                                                         (7.2)
 NCS financing cost with pharmacy supplier                                                                                     (0.6)
-----------------------------------------------------------------------------------------------------------------------------------
EBITDA                                                                                                                         43.9
Net gain from break-up fee and other settlements                                                                               12.3
Depreciation and amortization expense                                                                                         (16.7)
Interest expense                                                                                                              (11.4)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes and equity in net earnings of
  unconsolidated affiliates / minority interests                                                                               28.1
Income taxes                                                                                                                  (11.0)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before equity in net earnings of unconsolidated affiliates
  / minority interests                                                                                                         17.1
Equity in net income of unconsolidated affiliates / minority interests                                                         (1.0)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before preferred stock dividends                                                             16.2
Preferred stock dividends                                                                                                      (0.7)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                                                                            $ 15.5
-----------------------------------------------------------------------------------------------------------------------------------


(1) - EBITDA is defined as earnings before interest, taxes, depreciation and amortization expense.


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
      As filed with the Securities and Exchange Commission on July 25,2003

                                                                       File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   Pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934


                        GENESIS HEALTHCARE CORPORATION

             (Exact name of registrant as specified in its charter)


          Pennsylvania                                  20-0023783
 -----------------------------------    ---------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

      101 East State Street
       Kennett Square, PA                                  19348
 -----------------------------------    ---------------------------------------
       (Address of principal
         executive offices)                            (Zip Code)

Registrant's telephone number, including area code: 610-444-6350

Securities to be registered pursuant to Section 12(b) of the Act: None

 -----------------------------------    ---------------------------------------
   Title of each class to be             Name of each exchange on which each
         so registered                      class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:



                    Common Stock, par value $0.01 per share
-------------------------------------------------------------------------------

                                (title of class)

                                                                   Exhibit 99.1

                         GENESIS HEALTH VENTURES, INC.

                                                                         , 2003

Dear Fellow Genesis Health Ventures. Inc. Shareholder:

    In February 2003, we announced a plan to spin-off our eldercare businesses, including our inpatient, rehabilitation therapy, diagnostic, respiratory, hospitality, and healthcare consulting businesses, into a separate publicly traded company called Genesis Healthcare Corporation ("GHC"). The spin-off is expected to occur in October 2003. As a result of the spin-off, shareholders of Genesis Health Ventures, Inc. will receive a pro-rata distribution in the form of GHC common stock, so that shareholders of GHC will own all of the eldercare businesses.

    Our Board of Directors has determined that the brightest future for Genesis Health Ventures, Inc. and all of its shareholders is to create two separate companies through the spin-off of our eldercare businesses. Our business lines have very distinct operations with different opportunities, challenges, and strategies. By separating the two businesses, we anticipate that we will be better able to:

        o align management incentives with business specific operating performance;

        o      access capital:

        o      isolate operating risks; and

        o improve sales and marketing opportunities, including the resolution of existing customer/competitor issues with respect to our pharmacy services business.

    We also believe that a separation of the two companies will help to simplify the profile of each business, allowing investors to more easily evaluate each company in the future.

    In the spin-off, shareholders of Genesis Health Ventures, Inc. common stock as of the close of business on ___, 2003, will receive shares of GHC common stock for every share of Genesis Health Ventures, Inc. common stock held on that date. No action on the part of Genesis Health Ventures, Inc. shareholders is required to receive GHC shares. We anticipate that, for United States federal income tax purposes, the distribution of GHC shares will qualify as tax free to Genesis Health Ventures, Inc. and its shareholders. We expect to receive a private letter ruling from the Internal Revenue Service to this effect in coming months. We recommend that each shareholder consult a tax advisor as to the particular consequences of the distribution to such shareholder.

    Following the distribution of GHC shares, we expect GHC common stock to be
traded on the NASDAQ National Market System under the symbol "     " Genesis
Health Ventures, Inc. common stock will continue to trade on the NASDAQ Market System, but we expect the symbol to change to " " at the time of the spin-off, and we expect to change our name to NeighborCare, Inc.

    Enclosed please find an infonnation statement which describes the distribution of GHC common stock and includes important information regarding GHC's business. We encourage shareholders to read this information carefully. Please note that shareholder approval is not required for the spin-off so we are not asking for a proxy.

    Again, shareholders are NOT required to take any action to participate in the spin-off.

    If you should have any questions regarding the spin-off, please contact Genesis Health Ventures, Inc.'s Investor Relations Department by sending a letter to:

       Investor Relations
       Genesis Health Ventures, Inc.
       101 East State Street
       Kennett Square, PA 19348

    You may also contact us by calling our Investor Relations Hotline at 610-925-2000



                              Very truly yours,



                              Robert H.Fish
                              Chairman of the Board and Chief Executive Officer Genesis Health Ventures, Inc.


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